UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2018 (September 10, 2018)

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre 8 Java Road North Point, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes  ☒ No

Item 1.02 Termination of Material Agreement.

As previously disclosed, on March 6, 2018 Sleepaid Holding Co. (“SLPA or the Company”) and its wholly owned subsidiary, Yugosu Investment Limited (“YIL”), entered into a Share Exchange Agreement (the “Agreement”) with ZZLL Information Technology, Ltd. (“ZZLL”). Under the terms of the Agreement, in exchange for 12,000,000 shares of the common stock of ZZLL, ZZLL and certain subsidiaries of ZZLL were to acquire all the outstanding common stock of three wholly owned subsidiaries of SLPA: Yugosu Investment Limited, a Hong Kong corporation, Guangzhou Sleepaid Household Supplies Co., Ltd., a China corporation and Guangzhou Yuewin Trading Co. Ltd., a China corporation.

On September 10, 2018 due to, among other things, SLPA’s failure to maintain updated and current financial statements and regulatory filings, the parties have mutually agreed to terminate the Agreement and have entered into a Mutual Termination Agreement. This termination is effective immediately, and as a result thereof the parties shall have no further rights or obligations under the Agreement.

Further, under the terms and conditions of the Mutual Termination Agreement, SLPA has agreed to return to ZZLL 12,000,000 shares of its common stock. This stock will be retired to ZZLL’s company treasury.

The foregoing descriptions of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as 10.01 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

10.02	Mutual Share Exchange Termination Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: September 11, 2018	By:	/s/ Tao Wang
Tao Wang
CEO

3